For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES SECOND QUARTER 2023 EARNINGS

ABILENE, Texas, July 20, 2023 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings of $50.87 million for the second quarter of 2023 compared to earnings of $60.49 million for the same quarter a year ago. Basic and diluted earnings per share were $0.36 for the second quarter of 2023 compared with $0.42 for the second quarter of 2022.

As further described below, the results this quarter when compared to the same quarter a year ago included (i) a $2.92 million decrease in net interest income, (ii) a $3.15 million decrease in debit card fees, (iii) a $2.19 million decrease in mortgage revenues, (iv) a $1.60 million decrease in gains on sale of available for sale securities, and (v) a $1.17 million decrease in interest recoveries on charged off loans. Offsetting these decreases in income was a $1.34 million decrease in profit sharing expense.

“We are pleased with the strong, organic loan growth, our consistent deposit base and the continued growth in net new accounts which was over 4,000 accounts during the quarter. While we continue to experience rising interest expense costs, we have been able to mitigate some of the impact on the net interest margin by investing our bond portfolio cash flows into our higher yielding loan portfolio. In addition, our outlook for mortgage activity has improved with our new team of experienced mortgage lenders in the Bryan, College Station region and increased activity as home buyers seem to have become more accustomed to higher rates,” said F. Scott Dueser, Chairman, CEO and President of First Financial Bankshares, Inc. “Looking forward, we plan to continue to grow loans and deposits, maintain our strong capital position, manage interest rate risk and reduce expenses. To cut expenses, I have made the personal decision to forgo awards of stock options, restricted stock grants, performance stock grants and my annual bonus for 2023. I am a firm believer that cost savings should start with the CEO. As always, we appreciate the continued support of our customers, shareholders, and associates,” Dueser added.

Net interest income for the second quarter of 2023 was $95.87 million compared to $98.78 million for the second quarter of 2022. The net interest margin, on a taxable equivalent basis, was 3.29 percent for the second quarter of 2023 compared to 3.34 percent for the first quarter of 2023 and 3.30 percent in the second quarter of 2022. Average interest-earning assets were $12.05 billion for the second quarter of 2023 compared to $12.49 billion for the same quarter a year ago.

The Company recorded a provision for credit losses of $5.57 million for the second quarter of 2023 compared to a provision for credit losses of $5.35 million for the second quarter of 2022. At June 30, 2023, the allowance for credit losses totaled $86.54 million, or 1.28 percent of loans held-for-investment (“loans” hereafter), compared to $71.93 million at June 30, 2022, or 1.22 percent of loans. Additionally, the reserve for unfunded commitments totaled $9.45 million at June 30, 2023 compared to $8.72 million at June 30, 2022.

For the second quarter of 2023, net charge-offs totaled $799 thousand compared to net recoveries of $916 thousand for the second quarter of 2022. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.43 percent at both June 30, 2023, and June 30, 2022. Classified loans totaled $175.14 million at June 30, 2023, compared to $152.67 million at June 30, 2022.

Noninterest income for the second quarter of 2023 was $29.95 million compared to $37.32 million for the second quarter of 2022, largely due to the following:

•
Debit card fees decreased by $3.15 million for the second quarter of 2023 compared to the same quarter a year ago. The decrease was due to the impact of becoming subject to regulations that limit debit card interchange revenue (“Durbin Amendment”) effective at the start of third quarter last year. Accordingly, the second quarter of 2023 is the last quarter that will be impacted for comparability purposes to the prior year as a result of the Company becoming subject to the Durbin Amendment.
•
Mortgage income declined to $3.53 million for the second quarter of 2023 compared to $5.73 million for the second quarter of 2022 due to lower overall origination volume and margins primarily because of the significant increase in mortgage interest rates.
•
Available for sale securities were sold in the second quarter last year for gain on sales of $1.65 million. Securities sales activity in subsequent quarters in 2022 and in the second quarter of 2023 did not generate similar gains.
•
Recoveries of interest on previously charged-off or nonaccrual loans totaled $475 thousand for the second quarter of 2023 compared to $1.65 million for the second quarter of 2022, which was a larger than normal amount.
•
Service charges on deposits increased to $6.31 million for the second quarter of 2023 compared with $6.04 million for the second quarter of 2022, driven by the growth in net new accounts.

Noninterest expense for the second quarter of 2023 totaled $57.61 million compared to $58.33 million for the second quarter of 2022, as a result of the following:

•
Salary, commissions, and employee benefit costs decreased to $31.77 million for the second quarter of 2023, compared to $33.15 million in the second quarter of 2022 primarily resulting from a decrease of $1.34 million in profit sharing expense and $428 thousand in mortgage incentives.
•
Noninterest expenses, excluding salary related costs, increased $661 thousand for the second quarter of 2023 compared to the same period in 2022 largely due to an increase of $513 thousand in FDIC insurance fees.

The Company’s efficiency ratio was 44.74 percent for the second quarter of 2023 compared to 41.61 percent for the second quarter of 2022. The increase was driven by the decrease in non-interest income from the prior year.

As of June 30, 2023, consolidated total assets were $12.83 billion compared to $13.26 billion at June 30, 2022. Loans totaled $6.78 billion at June 30, 2023, compared with loans of $5.88 billion at June 30, 2022. During the second quarter of 2023, loans grew $201.37 million, or 12.28 percent annualized, when compared to March 31, 2023 balances. Deposits totaled $10.81 billion at June 30, 2023, compared to $11.12 billion at June 30, 2022.

Shareholders’ equity was $1.37 billion as of June 30, 2023, compared to $1.37 billion and $1.33 billion at March 31, 2023, and June 30, 2022, respectively, primarily as a result of changes in Other Comprehensive Income (“OCI”) due to interest rate changes over the past year. The unrealized loss on the securities portfolio, net of applicable tax, totaled $490.28 million at June 30, 2023, compared to unrealized losses of $458.25 million at March 31, 2023 and $400.51 million at June 30, 2022.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2023		2022
ASSETS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Cash and due from banks	$255,018	$224,875	$293,286	$227,298	$242,665
Interest-bearing demand deposits in banks	23,839	221,336	37,392	138,484	222,899
Investment securities	5,066,262	5,298,557	5,474,359	5,745,443	6,215,036
Loans, held-for-investment, excluding PPP Loans	6,777,429	6,576,060	6,441,699	6,255,286	5,876,281
PPP loans	141	155	169	202	2,301
Total loans, held-for-investment	6,777,570	6,576,215	6,441,868	6,255,488	5,878,582
Allowance for credit losses	(86,541)	(80,818)	(75,834)	(74,108)	(71,932)
Net loans, held-for-investment	6,691,029	6,495,397	6,366,034	6,181,380	5,806,650
Loans, held-for-sale	19,220	11,996	11,965	18,815	26,445
Premises and equipment, net	152,876	153,718	152,973	152,646	149,280
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	1,597	1,825	2,053	2,352	2,658
Other assets	302,115	286,801	322,523	330,445	281,098
Total assets	$12,825,437	$13,007,986	$12,974,066	$13,110,344	$13,260,212

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$3,578,483	$3,890,991	$4,061,788	$4,200,792	$4,104,034
Interest-bearing deposits	7,229,077	7,045,427	6,943,719	6,941,326	7,018,949
Total deposits	10,807,560	10,936,418	11,005,507	11,142,118	11,122,983
Borrowings	587,656	632,927	642,507	774,581	768,364
Other liabilities	62,988	65,788	60,315	61,030	39,847
Shareholders' equity	1,367,233	1,372,853	1,265,737	1,132,615	1,329,018
Total liabilities and shareholders' equity	$12,825,437	$13,007,986	$12,974,066	$13,110,344	$13,260,212

	Quarter Ended
	2023		2022
INCOME STATEMENTS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	$129,005	$121,508	$121,137	$112,728	$101,981
Interest expense	33,139	25,222	17,100	9,572	3,199
Net interest income	95,866	96,286	104,037	103,156	98,782
Provision for credit losses	5,573	2,781	4,075	3,221	5,350
Net interest income after provision for credit losses	90,293	93,505	99,962	99,935	93,432
Noninterest income	29,947	28,007	28,524	30,943	37,317
Noninterest expense	57,613	57,256	57,778	59,442	58,333
Net income before income taxes	62,627	64,256	70,708	71,436	72,416
Income tax expense	11,754	11,688	12,040	12,095	11,922
Net income	$50,873	$52,568	$58,668	$59,341	$60,494

PER COMMON SHARE DATA
Net income - basic	$0.36	$0.37	$0.41	$0.42	$0.42
Net income - diluted	0.36	0.37	0.41	0.41	0.42
Cash dividends declared	0.18	0.17	0.17	0.17	0.17
Book value	9.58	9.62	8.87	7.94	9.32
Tangible book value	7.37	7.41	6.66	5.73	7.10
Market value	28.49	31.90	34.40	41.83	39.27
Shares outstanding - end of period	142,741,196	142,703,531	142,657,871	142,628,163	142,586,601
Average outstanding shares - basic	142,700,805	142,665,646	142,619,632	142,524,500	142,682,251
Average outstanding shares - diluted	143,087,555	143,066,011	143,071,538	143,126,088	143,238,669

PERFORMANCE RATIOS
Return on average assets	1.58%	1.65%	1.76%	1.76%	1.82%
Return on average equity	14.89	16.32	19.87	17.31	17.26
Return on average tangible equity	19.33	21.51	27.20	22.55	22.27
Net interest margin (tax equivalent)*	3.29	3.34	3.47	3.38	3.30
Efficiency ratio*	44.74	44.93	42.39	43.10	41.61
*Calculations have been adjusted to remove effect of TEFRA disallowance

	Six Months Ended
	June 30,
INCOME STATEMENTS	2023	2022
Interest income	$250,513	$198,990
Interest expense	58,361	4,769
Net interest income	192,152	194,221
Provision for credit losses	8,354	10,132
Net interest income after provisions for credit losses	183,798	184,089
Noninterest income	57,954	72,198
Noninterest expense	114,869	117,558
Net income before income taxes	126,883	138,729
Income tax expense	23,442	22,263
Net income	$103,441	$116,466

PER COMMON SHARE DATA
Net income - basic	$0.72	$0.82
Net income - diluted	0.72	0.81
Cash dividends declared	0.35	0.32
Book value	9.58	9.32
Tangible book value	7.37	7.10
Market value	$28.49	$39.27
Shares outstanding - end of period	142,741,196	142,586,601
Average outstanding shares - basic	142,683,322	142,620,838
Average outstanding shares - diluted	143,027,503	143,273,391

PERFORMANCE RATIOS
Return on average assets	1.62%	1.77%
Return on average equity	15.58	15.24
Return on average tangible equity	20.38	19.18
Net interest margin (tax equivalent)*	3.32	3.26
Efficiency ratio*	44.84	42.86
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2023		2022
ALLOWANCE FOR LOAN LOSSES	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balance at beginning of period	$80,818	$75,834	$74,108	$71,932	$66,913
Loans charged-off	(1,118)	(288)	(1,225)	(293)	(275)
Loan recoveries	319	565	320	1,409	1,191
Net recoveries (charge-offs)	(799)	277	(905)	1,116	916
Provision for loan losses	6,522	4,707	2,631	1,060	4,103
Balance at end of period	$86,541	$80,818	$75,834	$74,108	$71,932

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$10,397	$12,323	$10,879	$8,718	$7,471
Provision for unfunded commitments	(949)	(1,926)	1,444	2,161	1,247
Balance at end of period	$9,448	$10,397	$12,323	$10,879	$8,718

Allowance for loan losses /
period-end loans held-for-investment	1.28%	1.23%	1.18%	1.18%	1.22%
Allowance for loan losses /
nonperforming loans	296.13	334.06	311.75	301.02	281.90
Net charge-offs (recoveries) / average total loans
(annualized)	0.05	(0.02)	0.06	(0.07)	(0.06)

	Quarter Ended
	2023		2022
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Commercial:
C&I	$1,021,722	$954,531	$917,148	$871,133	$837,627
PPP	141	155	169	202	2,301
Municipal	215,977	221,379	221,090	214,852	200,577
Total Commercial	1,237,840	1,176,065	1,138,407	1,086,187	1,040,505
Agricultural	82,032	77,017	76,947	76,937	90,420
Real Estate:
Construction & Development	915,221	921,190	959,426	938,051	928,644
Farm	335,644	307,706	306,322	268,139	250,028
Non-Owner Occupied CRE	811,347	737,117	732,089	717,738	636,432
Owner Occupied CRE	1,011,511	1,043,018	954,400	945,665	909,899
Residential	1,698,679	1,628,841	1,575,758	1,536,180	1,412,125
Total Real Estate	4,772,402	4,637,872	4,527,995	4,405,773	4,137,128
Consumer:
Auto	534,603	537,410	550,635	538,798	468,147
Non-Auto	150,693	147,851	147,884	147,793	142,382
Total Consumer	685,296	685,261	698,519	686,591	610,529

Total loans held-for-investment	$6,777,570	$6,576,215	$6,441,868	$6,255,488	$5,878,582

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$66,960	$65,141	$49,382	$43,149	$46,512
Substandard	108,179	91,915	101,316	100,568	106,156
Doubtful	-	-	-	-	-
Total classified loans	$175,139	$157,056	$150,698	$143,717	$152,668

NONPERFORMING ASSETS
Nonaccrual loans	$28,672	$24,171	$24,325	$24,604	$25,495
Accruing loans 90 days past due	552	22	-	15	22
Total nonperforming loans	29,224	24,193	24,325	24,619	25,517
Foreclosed assets	25	196	-	-	-
Total nonperforming assets	$29,249	$24,389	$24,325	$24,619	$25,517

As a % of loans held-for-investment and foreclosed assets	0.43%	0.37%	0.38%	0.39%	0.43%
As a % of end of period total assets	0.23	0.19	0.19	0.19	0.19

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2023		2022
CAPITAL RATIOS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Common equity Tier 1 capital ratio	18.48%	18.68%	18.22%	18.03%	18.50%
Tier 1 capital ratio	18.48	18.68	18.22	18.03	18.50
Total capital ratio	19.62	19.79	19.29	19.07	19.54
Tier 1 leverage ratio	11.81	11.53	10.96	10.79	10.65
Tangible common equity ratio	8.41	8.33	7.51	6.38	7.83
Equity/Assets ratio	10.66	10.55	9.76	8.64	10.02

	Quarter Ended
	2023		2022
NONINTEREST INCOME	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Trust fees	$9,883	$9,845	$10,122	$10,314	$9,742
Service charges on deposits	6,310	6,036	6,397	6,399	6,038
Debit card fees	6,720	4,936	5,899	5,587	9,868
Credit card fees	711	609	632	651	700
Gain on sale and fees on mortgage loans	3,534	2,974	2,904	4,070	5,728
Net gain on sale of available-for-sale securities	46	12	131	334	1,648
Net gain (loss) on sale of foreclosed assets	(1)	34	-	349	18
Net gain (loss) on sale of assets	-	930	(2)	526	6
Interest on loan recoveries	475	346	244	664	1,649
Other noninterest income	2,269	2,285	2,197	2,049	1,920
Total noninterest income	$29,947	$28,007	$28,524	$30,943	$37,317

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$31,796	$31,431	$32,391	$33,129	$31,840
Profit sharing expense	(30)	30	565	763	1,307
Net occupancy expense	3,423	3,430	3,350	3,440	3,292
Equipment expense	2,198	2,127	2,053	2,396	2,346
FDIC insurance premiums	1,417	1,654	1,021	917	904
Debit card expense	3,221	3,199	3,054	3,013	3,200
Legal, tax and professional fees	2,847	2,687	2,814	2,604	2,513
Audit fees	563	540	451	451	450
Printing, stationery and supplies	740	710	473	600	501
Amortization of intangible assets	228	228	299	306	320
Advertising, meals and public relations	1,789	1,475	1,646	1,692	1,554
Operational and other losses	856	931	982	869	782
Software amortization and expense	2,519	2,311	2,420	2,564	2,522
Other noninterest expense	6,046	6,503	6,259	6,698	6,802
Total noninterest expense	$57,613	$57,256	$57,778	$59,442	$58,333

TAX EQUIVALENT YIELD ADJUSTMENT *	$2,950	$3,131	$3,751	$3,807	$4,083
*Calculations have been adjusted to remove effect of TEFRA disallowance

	Six Months Ended
	June 30,
NONINTEREST INCOME	2023	2022
Trust fees	$19,728	$19,559
Service charges on deposits	12,346	11,744
Debit card fees	11,656	18,795
Credit card fees	1,320	1,301
Gain on sale and fees on mortgage loans	6,508	12,061
Net gain on sale of available-for-sale securities	58	1,679
Net gain on sale of foreclosed assets	33	1,102
Net gain (loss) on sale of assets	930	(4)
Interest on loan recoveries	821	1,932
Other noninterest income	4,554	4,029
Total noninterest income	$57,954	$72,198

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$63,227	$64,380
Profit sharing expense	-	2,905
Net occupancy expense	6,853	6,517
Equipment expense	4,325	4,603
FDIC insurance premiums	3,071	1,773
Debit card expense	6,420	6,164
Legal, tax and professional fees	5,534	5,470
Audit fees	1,103	901
Printing, stationery and supplies	1,450	1,041
Amortization of intangible assets	456	640
Advertising, meals and public relations	3,264	3,047
Operational and other losses	1,787	1,378
Software amortization and expense	4,830	4,979
Other noninterest expense	12,549	13,760
Total noninterest expense	$114,869	$117,558

TAX EQUIVALENT YIELD ADJUSTMENT *	$6,080	$7,866
*Calculations have been adjusted to remove effect of TEFRA disallowance

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2023			Mar. 31, 2023
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,242	$30	5.45%	$2,507	$32	5.12%
Interest-bearing demand deposits in nonaffiliated banks	119,168	1,553	5.23	143,542	1,618	4.57
Taxable securities	3,589,381	20,032	2.23	3,672,257	20,782	2.26
Tax-exempt securities	1,653,418	11,799	2.85	1,750,533	12,743	2.91
Loans	6,683,276	98,541	5.91	6,500,332	89,464	5.58
Total interest-earning assets	12,047,485	$131,955	4.39%	12,069,171	$124,639	4.19%
Noninterest-earning assets	842,284			863,342
Total assets	$12,889,769			$12,932,513
Interest-bearing liabilities:
Deposits	$7,037,677	$27,629	1.57%	$7,080,518	$21,812	1.25%
Borrowings	715,071	5,510	3.09	625,137	3,410	2.21
Total interest-bearing liabilities	7,752,748	$33,139	1.71%	7,705,655	$25,222	1.33%
Noninterest-bearing deposits	3,704,143			3,860,472
Other noninterest-bearing liabilities	62,227			60,028
Shareholders' equity	1,370,651			1,306,358
Total liabilities and shareholders' equity	$12,889,769			$12,932,513

Net interest income and margin (tax equivalent)		$98,816	3.29%		$99,417	3.34%

	Three Months Ended			Three Months Ended
	Dec. 31, 2022			Sept. 30, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$3,165	$36	4.57%	$3,107	$19	2.49%
Interest-bearing demand deposits in nonaffiliated banks	160,200	1,579	3.91	248,929	1,413	2.25
Taxable securities	3,761,206	21,152	2.25	4,039,107	20,799	2.06
Tax-exempt securities	2,001,185	15,740	3.15	2,164,829	16,423	3.03
Loans	6,391,703	86,381	5.36	6,082,649	77,880	5.08
Total interest-earning assets	12,317,459	$124,888	4.02%	12,538,621	$116,534	3.69%
Noninterest-earning assets	891,972			833,980
Total assets	$13,209,431			$13,372,601
Interest-bearing liabilities:
Deposits	$6,871,315	$13,123	0.76%	$7,004,478	$8,787	0.50%
Borrowings	927,250	3,977	1.70	768,096	784	0.40
Total interest-bearing liabilities	7,798,565	$17,100	0.87%	7,772,574	$9,571	0.49%
Noninterest-bearing deposits	4,179,494			4,178,675
Other noninterest-bearing liabilities	60,085			61,320
Shareholders' equity	1,171,287			1,360,032
Total liabilities and shareholders' equity	$13,209,431			$13,372,601

Net interest income and margin (tax equivalent)*		$107,788	3.47%		$106,963	3.38%

	Three Months Ended
	June 30, 2022
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,466	$5	1.45%
Interest-bearing demand deposits in nonaffiliated banks	288,784	547	0.76
Taxable securities	4,101,751	19,151	1.87
Tax-exempt securities	2,376,324	17,873	3.01
Loans	5,720,804	68,488	4.80
Total interest-earning assets	12,489,129	$106,064	3.41%
Noninterest-earning assets	825,711
Total assets	$13,314,840
Interest-bearing liabilities:
Deposits	$7,049,041	$2,967	0.17%
Borrowings	730,477	232	0.13
Total interest-bearing liabilities	7,779,518	$3,199	0.16%
Noninterest-bearing deposits	4,064,207
Other noninterest-bearing liabilities	65,475
Shareholders' equity	1,405,640
Total liabilities and shareholders' equity	$13,314,840

Net interest income and margin (tax equivalent)*		$102,865	3.30%

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$2,374	$62	5.28%	$1,241	$7	1.07%
Interest-bearing deposits in nonaffiliated banks	131,288	3,172	4.87	230,700	641	0.56
Taxable securities	3,630,591	40,815	2.25	4,166,490	36,974	1.77
Tax exempt securities	1,701,707	24,542	2.88	2,493,523	35,980	2.89
Loans	6,592,310	188,002	5.75	5,604,815	133,254	4.79
Total interest-earning assets	12,058,270	$256,593	4.29%	12,496,769	$206,856	3.34%
Noninterest-earning assets	852,753			785,486
Total assets	$12,911,023			$13,282,255
Interest-bearing liabilities:
Deposits	$7,058,979	$49,441	1.41%	$6,973,967	$4,336	0.13%
Borrowings	670,352	8,920	2.68	755,755	433	0.12
Total interest-bearing liabilities	7,729,331	$58,361	1.52%	7,729,722	$4,769	0.12%
Noninterest-bearing deposits	3,781,876			3,946,483
Other noninterest-bearing liabilities	61,134			65,239
Shareholders' equity	1,338,682			1,540,811
Total liabilities and shareholders' equity	$12,911,023			$13,282,255

Net interest income and margin (tax equivalent)*		$198,232	3.32%		$202,087	3.26%
*Calculations have been adjusted to remove effect of TEFRA disallowance